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                                                                    EXHIBIT 11.1

                 DIGITAL VIDEO SYSTEMS, INC.
    STATEMENT REGARDING THE COMPUTATION OF PER SHARE LOSS

                         (Unaudited)

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
                                                                        Three Months                       Nine Months
                                                                      Ended December 31,                Ended December 31,
                                                                  --------------------------       --------------------------
                                                                      1996           1995              1996           1995
                                                                  -----------    -----------       -----------    -----------

Net loss                                                          $(3,718,012)   $(1,923,163)      $(8,599,914)   $(3,524,262)
                                                                  ===========    ===========       ===========    ===========

   Weighted average common shares outstanding                       9,527,107      2,173,231         8,029,717      2,214,900

   Common equivalent shares from common stock,
   preferred stock, and options to purchase common
   stock and warrants issued during the twelve months
   prior to the Company's proposed initial public offering              -          1,991,768         1,057,756      1,991,768
                                                                  -----------    -----------       -----------    -----------

Shares used in computing net loss per share                         9,527,107      4,164,999         9,087,473      4,206,668
                                                                  ===========    ===========       ===========    ===========

Net loss per share                                                $     (0.39)   $     (0.46)      $     (0.95)   $     (0.84)
                                                                  ===========    ===========       ===========    ===========
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